Exhibit 10.2

July 12, 2013

Smithfield Foods, Inc.

200 Commerce Street

Smithfield, Virginia 23430

Attention: Tim Dykstra and Ken Sullivan

Re:	Amended and Restated Term Loan Agreement dated as of August 31, 2012 (as amended by that certain First Amendment to Amended and Restated Term Loan Agreement dated as of January 31, 2013, the “Agreement”) among SMITHFIELD FOODS, INC., a Virginia corporation (the “Company”), the subsidiary guarantors from time to time party thereto, the Lenders from time to time party thereto and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. “RABOBANK NEDERLAND”, NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”). All capitalized terms used herein, unless otherwise defined herein, shall have the same meaning as in the Agreement.

Gentlemen:

The Company has informed the Administrative Agent and the Lenders that (a) pursuant to that certain Agreement and Plan of Merger, dated as of May 28, 2013 (the “Amendment Date Merger Agreement”), by and among Shuanghui International Holdings Limited, a corporation formed under the laws of the Cayman Islands (“Shuanghui”), Sun Merger Sub, Inc., a Virginia corporation (“Mergerco”) and wholly-owned subsidiary of Shuanghui, and the Company, Shuanghui desires to merge Mergerco with and into the Company (the “Shuanghui Merger”) so that, following consummation of such merger, (i) the Company will continue as the surviving corporation and will be a wholly owned subsidiary of Shuanghui (the “Shuanghui Acquisition”) and (ii) unsecured notes in an aggregate principal amount not to exceed $1,000,000,000 issued by Mergerco shall become Indebtedness of the Company (such notes, and any unsecured notes issued in exchange thereof, the “New Company Notes”), (b) the Company anticipates declaring and paying a cash dividend to Shuanghui, redeeming Equity Interests of existing shareholders of the Company and/or acquiring certain Equity Interests issued by Mergerco in an aggregate amount not to exceed $800,000,000 contemporaneously with consummation of the Shuanghui Merger (such Restricted Payments and Investments described in this clause (b), the “Acquisition Restricted Payment”), (c) upon the connsummation of the Shuanghui Acquisition, the Company will repay the outstanding Indebtedness under that certain Term Loan Agreement, dated February 4, 2013, between the Company and Bank of America, N.A. (collectively, the “Debt Repayment”), (d) the Company anticipates incurring unsecured Indebtedness in an aggregate principal amount not to exceed $750,000,000 to provide funds, if necessary, to effect the Shuanghui Merger (the “Unsecured Bridge Facility”), (e) in connection with the Shuanghui Acquisition, the Company will be required to make redemption offers in respect of the Senior Notes due 2017 and the Senior Notes due 2022 (the “2017 and 2022 Covered Notes”) that could give rise to redemption of all or a portion of the 2017 and 2022 Covered Notes (the “Covered Notes Redemption”), and (f) if all or a portion of the 2017 and 2022 Covered Notes are required to be redeemed pursuant to the Covered Notes Redemption, the Company may obtain unsecured bridge loans and/or issue unsecured notes in an aggregate principal amount necessary to redeem such 2017 and 2022 Covered Notes required to be redeemed but in no event to exceed $1,500,000,000 in order to provide funds to effect such Covered Notes Redemption (such unsecured loans and/or notes, and any unsecured loans and/or notes issued upon conversion or exchange thereof, the “Covered Notes Refinancing Debt”).

In accordance with the Agreement, the Company and the other Obligors have requested that the Lenders consent to the Company’s (i) consummation of the Shuanghui Merger and the Shuanghui Acquisition, (ii) incurrence of the Indebtedness under the New Company Notes, the Unsecured Bridge Facility and, to the extent required to consummate the Covered Notes Redemption, the Covered Notes Refinancing Debt, and (iii) making of the Acquisition Restricted Payment, the Debt Repayment, and the Covered Notes Redemption (the transactions referred to in clauses (i), (ii), and (iii) are, collectively, the “Transactions”).

Accordingly, the parties hereto hereby agree as follows:

1. Subject to the terms of paragraph 2 of this letter (this “Consent Letter”), the Administrative Agent and each of the undersigned Lenders:

(a) notwithstanding anything to the contrary in Section 6.11(a) of the Agreement, consents to the consummation of the Shuanghui Merger so long as (i) the Shuanghui Merger is consummated in accordance with the Amendment Date Merger Agreement, without any amendment or modification thereto in a manner that is material and adverse to the Lenders unless otherwise consented to by the Administrative Agent (such consent not to be unreasonably withheld or delayed) (it being agreed that any change in the purchase price set forth in the Amendment Date Merger Agreement by an amount equal to five percent (5%) or more of such purchase price shall require the consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed; provided, however, no consent of the Administrative Agent shall be required if the purchase price is increased by five percent (5%) or more but such increase in excess of five percent (5%) will be funded solely with equity from Shuanghui and not by the assumption or incurrence of Indebtedness by the Company or any other Obligor) and (ii) the Shuanghui Merger is consummated, if consummated at all, on or prior to December 6, 2013;

(b) notwithstanding anything to the contrary in Section 6.01 or 6.05 of the Agreement, consents to the Company’s declaring and making the Acquisition Restricted Payment and agrees that the Acquisition Restricted Payment, if paid, shall be excluded from any calculation of the amount of Restricted Payments; provided, however, that such Acquisition Restricted Payment, if paid at all, shall be paid upon consummation of the Shuanghui Merger in accordance with paragraph 1(a) above, and in any event on or prior to December 6, 2013;

(c) notwithstanding anything to the contrary in Section 6.06 of the Agreement, agrees that such Lenders shall not require the Borrower to (i) make a Change of Control Offer or otherwise require the Borrower to repay all or any part of such Lender’s Loans or other Obligations or (ii) repay or offer to repay any other Indebtedness or obtain the requisite consent under the agreements governing such Indebtedness to repay all or any part of such Lender’s Loans or other Obligations or otherwise comply with the provisions of Section 6.06 of the Agreement, to the extent the Shuanghui Acquisition is consummated, if consummated at all, in accordance with this Consent Letter and a Change of Control occurs as the result of the Shuanghui Acquisition;

(d) notwithstanding anything to the contrary in Section 6.03 or 6.13 of the Agreement, consents to assumption of the New Company Notes by the Company contemporaneously with the consummation of the Shuanghui Merger and the incurrence of the Covered Notes Refinancing Debt; provided, however, that the maturity dates of the New Company Notes and the Covered Notes Refinancing Debt shall be after June 30, 2016;

CONSENT LETTER, Page 2

(e) notwithstanding anything to the contrary in Section 6.03 or 6.13 of the Agreement, consents to the incurrence of the Unsecured Bridge Facility; provided, however, the proceeds of such Indebtedness, if any, shall be used to effect the Shuanghui Acquisition; and

(f) notwithstanding anything to the contrary in Section 6.01 of the Agreement, consents to the Company making the Debt Repayment upon the consummation of the Shuanghui Acquisition and making the Covered Notes Redemption, in each case, in connection with the Shuanghui Acquisition.

2. To induce the Lenders to agree to the terms of this Consent Letter, the Company agrees that:

(a) the consent set forth herein shall not be deemed to be a consent to the departure from or waiver of (i) any of the covenants identified in paragraph 1 above for any purpose other than to permit the Transactions on the terms described in this Consent Letter, (ii) any other covenant or condition in any Loan Document or (iii) any Event of Default that otherwise may arise as a result of the transactions described in this Consent Letter; and

(b) the Company shall deliver a true, correct and complete copy of each of the consent and second amendment to the ABL Credit Facility and the waiver or consent related to the Qualified Receivables Transaction entered into by Smithfield Receivables Funding LLC, in each case in form and substance reasonably satisfactory to the Administrative Agent, promptly upon the execution thereof.

3. The terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each Obligor, the Administrative Agent, and the Lenders party hereto agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

4. The Company represents and warrants to the Administrative Agent and the Lenders as follows: (a) no Default exists and (b) the representations and warranties set forth in the Agreement are true and correct on and as of the date hereof with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to an earlier date (in which case such representation and warranty shall be true and correct as of such earlier date). IN ADDITION, TO INDUCE THE ADMINISTRATIVE AGENT AND THE LENDERS TO AGREE TO THE TERMS OF THIS CONSENT LETTER, EACH OBLIGOR REPRESENTS AND WARRANTS THAT AS OF THE DATE OF ITS EXECUTION OF THIS CONSENT LETTER THERE ARE NO CLAIMS OR OFFSETS AGAINST OR RIGHTS OF RECOUPMENT WITH RESPECT TO OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH IT:

(A) WAIVER. WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, RIGHTS OF RECOUPMENT, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS CONSENT LETTER; AND

CONSENT LETTER, Page 3

(B) RELEASE. RELEASES AND DISCHARGES THE ADMINISTRATIVE AGENT AND THE LENDERS, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, AFFILIATES AND ATTORNEYS (COLLECTIVELY THE “RELEASED PARTIES”) FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH ANY OBLIGOR EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

5. This Consent Letter embodies the final, entire agreement among the parties hereto and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. This Consent Letter is binding upon and shall inure to the benefit of the Administrative Agent, each Lender, each Obligor, and their respective successors and permitted assigns, except no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lenders. Any assignment or other transfer made in violation of this paragraph 5 shall be void. This Consent Letter shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws principles thereof, but giving effect to federal laws applicable to national banks. This governing law election has been made by the parties in reliance (at least in part) on Section 5–1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law. Any provision of this Consent Letter held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Consent Letter and the effect thereof shall be confined to the provision so held to be invalid or unenforceable. This Consent Letter may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Consent Letter by facsimile or by other electronic transmission shall be effective as delivery of a manually executed counterpart of this Consent Letter.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

CONSENT LETTER, Page 4

Sincerely,

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Administrative Agent and sole Lender

By:	/s/ James V. Kenwood
Name: James V. Kenwood
Title: Managing Director

By:	/s/ Jeff Geisbauer
Name: Jeff Geisbauer
Title: Executive Director

CONSENT LETTER, Page 5

ACCEPTED AND AGREED:

SMITHFIELD FOODS, INC., a Virginia corporation, as the Company

By:	/s/ Timothy Dykstra
Name: Timothy Dykstra
Title: Vice President and Corporate Treasurer

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